Exhibit 99

   Con-way

                                                                   NEWS RELEASE

                                                                      Contacts:
                                     Investor: Patrick Fossenier 1-650-378-5353
                                     News Media: Gary Frantz     1-650-378-5335


               CON-WAY INC. REPORTS THIRD-QUARTER 2006 RESULTS



SAN MATEO, Calif.-October 17, 2006-Con-way Inc. (NYSE:CNW) today reported net income from continuing operations for the third quarter of 2006 of $63.0 million (after preferred stock dividends), or $1.24 per diluted share.  The results compare to third-quarter 2005 net income from continuing operations

(after preferred stock dividends) of $63.2 million, or $1.13 per diluted share. Third quarter earnings per diluted share in 2006 increased 9.7 percent over the 2005 period due to the accretive effect (11 cents per diluted share)

of the company's share repurchase program.


Earnings from continuing operations in the 2006 third quarter included a gain

of $6.2 million    (8 cents per diluted share) from the sale of Con-way

Expedite, and reflected a change in reporting of earnings from Vector SCM,

LLC, the logistics joint venture with General Motors Corp. (NYSE:GM). GM has exercised its right to buy Con-way's membership interest in Vector.  From

June 30, 2006, only profits associated with the settlement of pre-existing business cases will be reported in quarterly results.  Any other profits from that date forward will be utilized in the valuation of Con-way's membership interest in Vector.


Operating income in the 2006 third quarter was $102.3 million, a decrease of

1.4 percent from $103.8 million earned in the third quarter a year ago.

Revenues of $1.08 billion were essentially flat compared with last year's third-quarter revenues.


Net income available to common shareholders in the 2006 third quarter was

$63.0 million, or $1.24 per diluted share. This compares to previous-year third-quarter net income of $66.0 million, or $1.18 per diluted share. The

2005 third-quarter net income to common shareholders included the results of discontinued operations and disposals, which were a net gain of 5 cents per diluted share.


As of January 1, 2006 the company adopted SFAS 123R, using the modified prospective method for calculating expense on stock-based compensation.

Adoption of SFAS 123R reduced net income in the third quarter by 2 cents per diluted share and operating income by $1.6 million in the quarter. Under this method, prior-period results are not restated.


Reviewing the quarter, Douglas W. Stotlar, Con-way's president and CEO,

commented that, as noted previously, LTL volumes were restrained mostly due to company-specific yield initiatives. At the same time, the company did not see tonnage growth typical of the traditional seasonal surge in the business cycle, which has not been as intense or as early as the previous two years.


"We pushed the lever on yield at a time when the market began to slow, and we paid for that in lower tonnage," Stotlar said. "Managing volume and yield is a shifting dynamic that we work to balance constantly.  The key is to find the value point that is compelling for the customer and compensatory for our service.  We are working with our customers to achieve this mutual objective."


Stotlar added that the company has a number of targeted sales initiatives under way, which it expects will reinvigorate growth as they are implemented through the remainder of 2006 and into 2007.


"We continue to receive feedback from customers that our service is market-

leading," Stotlar said. "Productivity and on-time performance in the LTL operations is the best in five years, measured against the toughest standards we've ever had."


"We're confident that our value proposition - in both freight transportation and logistics -- remains one of the strongest in the industry, and is an excellent foundation that will deliver sustainable, profitable growth," he concluded.


The effective tax rate for the 2006 third quarter was 34.2 percent compared to 35.2 percent in the same period of 2005. The 2006 tax rate was affected by tax benefits of $2.9 million (6 cents per diluted share) associated with the utilization of a capital loss carryover that offset the gain from the sale of

Con-way Expedite, while the 2005 tax rate was affected by certain tax benefits and credits.


The company continued to make stock repurchases under its $400 million buyback program, authorized by Con-way's Board in April.  In the third quarter of 2006, the company acquired 894,700 shares representing $44.1 million, for a total value of $265.4 million repurchased to-date. The company is authorized to make share repurchases under the program through the second quarter of 2007.


CON-WAY FREIGHT AND TRANSPORTATION


For the third quarter of 2006, Con-way Freight, the company's regional less-

than-truckload (LTL) operation, and Con-Way Transportation, which consists of the company's full-truckload, brokerage and trailer manufacturing divisions,

reported the following results:



   * Operating income of $95.5 million, essentially unchanged from the $95.3 million earned in the year-ago period. The 2006 third quarter included a

     $6.2 million gain from the sale of Con-way Expedite.


   * Revenues of $735.9 million, up 0.9 percent compared to the prior-year third-quarter revenues of $729.7 million. The 2006 third quarter had 1.5 fewer working days than the previous year period.


   * Total tonnage per day handled by Con-way Freight decreased 3.9 percent from the previous-year third quarter.


   * Total yield for Con-way Freight was up 6.4 percent from the previous-

     year third quarter. Excluding the fuel surcharge, yield was up 3.1 percent.


   * Con-way Freight achieved an operating ratio of 88.0 in the 2006 third quarter compared to 87.3 in third-quarter 2005.



MENLO WORLDWIDE


For the third quarter of 2006, Menlo Worldwide reported:


   * Total segment operating income of $6.5 million, a 46.5 percent decrease from $12.1 million in the third quarter of 2005. The previous-year period included $4.2 million of Vector profits. In the second half of

     2005, Menlo Logistics also benefited from a short-term transportation management project for a large retail customer, which provided a one-

     time boost to revenues and margins.


   * Menlo Logistics revenue of $340.9 million, down 3.9 percent from the previous-year third-quarter revenue of $354.8 million.


   * Operating income from Menlo Logistics of $5.5 million, a decrease of

     30.8 percent from the previous-year third quarter of $7.9 million. The current-period quarter included additional expenses in excess of $1 million for investment in a major bid.


   * Segment income for Vector SCM of $1.0 million compared to the $4.2 million earned in the third quarter of 2005.  The 2006 results include only those earnings from existing business cases that were under way prior to June 30.


The company disclosed earlier that GM exercised its call right to purchase

Con-way's membership interest in Vector. The companies are continuing discussions toward a valuation agreement and transition terms.  As stated

previously, Vector profits resulting from activities after the date GM exercised its call option are not reported in quarterly results and will be utilized in the valuation of Con-way's membership interest in Vector. Con-way will continue to be reimbursed by GM for Vector's operating costs through close of the transaction, which is expected by the end of the year.


FOURTH-QUARTER 2006 OUTLOOK


Fourth-quarter 2006 diluted earnings per share from continuing operations are expected to be between $0.81 and $0.87, based on an expected average number of diluted shares outstanding of 50.0 million in the quarter. Con-way's effective tax rate is expected to be 38 percent in the fourth quarter.


INVESTOR CONFERENCE CALL


Con-way Inc. will host a conference call to discuss third quarter 2006 results tomorrow, October 18, at 11:00 a.m. Eastern Daylight Time (8:00 a.m.

Pacific).  The call can be accessed by dialing (866) 264-3634 or (706) 643-

3632 (for international callers) and is expected to last approximately one hour. Callers are requested to dial in at least five minutes before the start of the call. The call will also be available through a live internet web cast at www.con-way.com, at the investor relations page. Related financial and operating statistics to be discussed on the conference call are available on the company's web site at www.con-way.com in the Investor Relations section.


An audio replay will be available for two weeks following the call by dialing

(800) 642-1687 or (706) 645-9291 (for international callers) and using access code 5987919. The replay will also be available at the same web-casting site providing access to the live call.


Con-way Inc. (NYSE:CNW) is a $ 4.2 billion freight transportation and logistics company with businesses in less-than-truckload and full truckload freight services, brokerage, logistics, warehousing, supply chain management and trailer manufacturing. The company and its subsidiaries operate across

North America and in 20 countries. Further information about Con-way Inc. and additional press releases are available via the Internet at www.con-way.com.


FORWARD-LOOKING STATEMENTS

Certain statements in this press release constitute "forward-looking statements" and are subject to a number of risks and uncertainties and should not be relied upon as predictions of future events. All statements other than statements of historical fact are forward-looking statements, including any projections and objectives of management for future operations, any statements concerning proposed new products or services, any statements regarding Con-way's estimated future contributions to pension plans, any statements as to the adequacy of reserves, any statements regarding the outcome of any claims that may be brought against Con-way, any statements regarding future economic conditions or performance, any statements of estimates or belief and any statements or assumptions underlying the foregoing. Specific factors that could cause actual results and other matters to differ materially from those discussed in such forward-looking statements include: changes in general business and economic conditions, the creditworthiness of Con-way's customers and their ability to pay for services rendered, increasing competition and pricing pressure, availability of fuel and changes in fuel prices or fuel surcharges, the effects of the cessation of the air carrier operations of Emery Worldwide Airlines, the possibility that Con-way may, from time to time, be required to record impairment charges for long-lived assets, the possibility of defaults under Con-way's $400 million credit agreement and other debt instruments (including defaults resulting from unusual charges), and the possibility that Con-way may be required to repay certain indebtedness in the event that the ratings assigned to its long-term senior debt by credit rating agencies are reduced, labor matters, enforcement of and changes in governmental regulations, environmental and tax matters, matters relating to the 1996 spin-off of Consolidated Freightways Corporation (CFC), including the possibility that CFC's multi-employer pension plans may assert claims against Con-way, matters relating to the sale of Menlo Worldwide Forwarding, Inc., including Con-way's obligation to indemnify the buyer for certain losses in connection with the sale, matters relating to GM's exercise of its call right to purchase Vector SCM, LLC and matters relating to Con-way's defined benefit pension plans. The factors included herein and in Item 7 of Con-way's 2005 Annual Report on Form 10-K as well as other filings with the Securities and Exchange Commission could cause actual results and other matters to differ materially from those in such forward-looking statements. As a result, no assurance can be given as to future financial condition, cash flows, or results of operations.





                                       Con-way Inc.
                              Statements of Consolidated Income
                       (Dollars in thousands except per share amounts)

                                 Three Months Ended        Nine Months Ended
                                    September 30,            September 30,
                               -----------------------  -----------------------
                                   2006        2005        2006        2005
                               ----------- -----------  ----------- -----------

REVENUES                       $1,076,807  $1,084,457   $3,222,851  $3,041,617

Costs and Expenses
 Operating expenses               848,024     871,019    2,561,516   2,436,055
 Selling, general and
  administrative expenses [a]      93,868      80,363      272,855     240,949
  Depreciation                     32,600      29,319       96,424      82,895
                               ----------- -----------  ----------- -----------
                                  974,492     980,701    2,930,795   2,759,899
                               ----------- -----------  ----------- -----------
OPERATING INCOME                  102,315     103,756      292,056     281,718

 Other Expense, net                 3,873       3,490        6,060      16,067
                               ----------- -----------  ----------- -----------

Income Before Taxes                98,442     100,266      285,996     265,651
  Income Tax Provision [b]         33,664      35,244       97,273      90,322
                               ----------- -----------  ----------- -----------
Income from
 Continuing Operations             64,778      65,022      188,723     175,329
                               ----------- -----------  ----------- -----------

Discontinued Operations, net
 of tax [d]
   Loss from
    Discontinued Operations            --        (549)      (1,929)     (1,849)
   Gain (Loss) from Disposal           --       3,335       (4,850)     (3,490)
                               ----------- -----------  ----------- -----------
                                       --       2,786       (6,779)     (5,339)


Net Income                         64,778      67,808      181,944     169,990

  Preferred Stock Dividends         1,748       1,816        5,319       5,841
                               ----------- -----------  ----------- -----------

NET INCOME AVAILABLE
 TO COMMONSHAREHOLDERS         $   63,030  $   65,992   $  176,625  $  164,149
                               =========== ===========  =========== ===========

NET INCOME FROM
 CONTINUING OPERATIONS
  (after preferred dividends)  $   63,030  $   63,206   $  183,404  $  169,488
                               =========== ===========  =========== ===========

Weighted-Average Common
 Shares Outstanding
   Basic                       47,601,175  52,081,891   49,717,418  52,198,251
   Diluted                     50,857,496  55,966,289   53,092,636  56,259,541

Earnings (Loss) Per
 Common Share
   Basic
     Net income from
      Continuing Operations    $    1.32   $     1.21   $     3.69   $     3.25
     Loss from
      Discontinued Operations         --        (0.01)       (0.04)      (0.04)
     Gain(Loss)
      from Disposal                   --         0.07        (0.10)      (0.07)
                               ----------- -----------  ----------- -----------
                               $     1.32  $     1.27   $     3.55  $     3.14
                               =========== ===========  =========== ===========
   Diluted
    Net income from
     Continuing Operations     $     1.24  $     1.13   $     3.47  $     3.03
    Loss from
     Discontinued Operations           --       (0.01)       (0.04)      (0.04)
    Gain (Loss)
     from Disposal                     --        0.06        (0.09)      (0.06)
                               ----------- -----------  ----------- -----------
                               $     1.24  $     1.18   $     3.34  $     2.93
                               =========== ===========  =========== ===========


                           Operating Segments [c]

REVENUES
  Con-way Freight and
   Transportation              $  735,938  $  729,660   $2,186,421  $2,067,835
  Menlo Worldwide Logistics       340,869     354,797    1,036,430     973,782
                               ----------- -----------  ----------- -----------
                               $1,076,807  $1,084,457   $3,222,851  $3,041,617
                               =========== ===========  =========== ===========

OPERATING INCOME (LOSS)
  Con-way Freight and
   Transportation              $ 95,524[e] $ 95,340     $264,603[e] $255,508
  Menlo Worldwide
    Logistics                     5,462       7,889       17,740      18,553
    Vector                        1,019       4,220       13,068      13,196
                               ----------- -----------  ----------- -----------
                                  6,481      12,109       30,808      31,749
                               ----------- -----------  ----------- -----------
  Con-way Other                    (670)     (2,852)      (1,145)     (3,176)
                               ----------- -----------  ----------- -----------
                                101,335     104,597      294,266     284,081
                               ----------- -----------  ----------- -----------

Reconciliation of segments
 to consolidated amount:
   Income tax related to
    Vector, an
     equity-method investment       980        (841)      (2,210)     (2,363)
                               ----------- -----------  ----------- -----------
                               $102,315    $103,756     $292,056    $281,718
                               =========== ===========  =========== ===========

[a] Periods in 2006 reflect adoption of SFAS 123R, "Share-Based Payment,"
    effective January 1, 2006. Con-way adopted SFAS 123R under the modified prospective method, and accordingly, prior-period financial statements have not been adjusted.
     .
[b] Includes the effect of net tax credits that were primarily related to the settlement with the IRS of previous tax filings. Excluding these items, the effective tax rate in the third quarter and first nine months of 2006 was 37.5% and 37.7%, respectively, and in 2005, was 35.8% and 37.0%, respectively.

[c] Effective January 1, 2006, the results of Road Systems, a trailer manufacturer, are reported in the Con-way Freight and Transportation operating segment rather than the Con-way Other segment. The prior-period segment results have been reclassified.

[d] Discontinued operations in the periods presented relate to the closure of Con-way Forwarding in June 2006, the sale of MWF in 2004, and the shut-down of EWA in 2001. The gain (loss) from disposal in 2006 primarily reflects a $5.1 million second-quarter loss from the closure of Con-way Forwarding while the prior year primarily reflects disposal-related gains and losses related to MWF and EWA. The loss from discontinued operations in all periods presented consists of the pre-closure operating results of Con-way Forwarding.

[e] Includes a $6.2 million third-quarter gain ($0.08 per diluted share) from the sale of assets related to Con-way Expedite.



                               Con-way Inc.
                         Condensed Balance Sheets
                          (Dollars in thousands)


                                            September 30,      December 31,
                                                 2006               2005
                                          ----------------   ----------------
ASSETS
  Current assets                          $      1,147,862   $      1,423,047
  Current assets of
    discontinued operations                         10,522             21,000
  Property, plant and equipment, net             1,095,739            950,998
  Other assets                                      80,294             85,527
                                          ----------------   ----------------
    Total Assets                          $      2,334,417   $      2,480,572
                                          ================   ================

LIABILITIES AND SHAREHOLDERS' EQUITY
  Current liabilities                     $        628,556   $        590,941
  Current liabilities of
    discontinued operations                         16,037             40,555
  Long-term debt and guarantees                    559,038            581,469
  Other long-term liabilities and
    deferred credits                               342,003            356,689
  Shareholders' equity                             788,783            910,918
                                          ----------------   ----------------
    Total Liabilities and
      Shareholders' Equity                $      2,334,417   $      2,480,572
                                          ================   ================